                                     SCHEDULE 14A
                                    (RULE 14A-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant     [X]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                              ROYALE ENERGY, INC.
                (Name of Registrant as Specified in its Charter)

                   Filed on Behalf of the Board of Directors
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 0-11.
[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 30, 1997

To the Shareholders of Royale Energy Funds, Inc.:

The annual meeting of shareholders of Royale Energy Funds, Inc. (the "Company"), will be held at the Double Tree Hotel, 7450 Hazard Center Drive, San Diego, California 92108, beginning at 2:00 p.m.on Thursday, June 26, 1997, for the purposes of:

1.  electing seven directors to serve for the ensuing year;

2. ratifying the Board of Directors' selection of Brown Armstrong Randall & Reyes as the Company's independent public accountants for 1997; and

3. transacting such other business as may properly come before the meeting and any adjournment thereof.

Shareholders of record at the close of business on May 15, 1997, and valid proxyholders may attend and vote at the meeting. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

                                 By Order of the Board of Directors,

                                 /s/ DONALD H. HOSMER
                                 Donald H. Hosmer
                                 President and Secretary

                                PROXY STATEMENT

Your proxy, using the enclosed form, is solicited by the Company's board of directors for use at the annual meeting of shareholders to be held June 26, 1997, and at any adjournment thereof.

The only items of business which management intends to present at the meeting are listed in the preceding Notice of Annual Meeting of Shareholders and are explained in more detail on the following pages. By returning your signed proxy, you authorize management to vote your shares as you indicate on these items of business and to vote your shares in accordance with management's best judgment in response to proposals initiated by others at the meeting.

You may revoke your signed proxy at any time before it is exercised at the annual meeting. You may do this by advising the Company's Secretary in writing of your desire to revoke your proxy, or by submitting a duly executed proxy bearing a later date. You may also revoke your proxy by attending the annual meeting and indicating that you wish to vote in person.

Each shareholder of record at the close of business on May 15, 1997, is entitled, for each share then held, to one vote on each proposal or item that comes before the annual meeting, except that under certain circumstances shareholders may be entitled to cumulate their votes in voting for directors. See, Election of Directors. On May 15, 1997, the Company had outstanding 3,866,237 shares of Common Stock, 21,875 shares of Series A Convertible Preferred Stock, and 53,125 shares of Series AA Convertible Preferred Stock entitled to vote at the meeting.

If you mark "Abstain" with respect to any proposal on your proxy, your shares will be counted in the number of votes cast, but will not be counted as votes for or against the proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal, the shares will not be counted in the number of votes cast.

This proxy statement and the accompanying proxy form were first mailed on or about May 30, 1997, to shareholders entitled to vote at the meeting.

                           ITEMS OF BUSINESS

1.  ELECTION OF DIRECTORS

Seven directors will be elected to serve on the Company's board of directors until the next annual meeting of shareholders or until their successors shall be elected and qualified. All seven currently serving directors have be nominated for reelection to the board.

In the election of directors, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of shares) unless a shareholder has given notice of the intention to cumulate votes prior to the commencement of voting. If any shareholder has given notice of the intent to cumulate votes, then each shareholder has the right to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or distributing such number of votes among as many candidates as the shareholder sees fit.

Directors are elected from those nominated based on a plurality of votes cast. Unless authority to vote is withheld or another contrary instruction is indicated, signed proxies received will be voted for the election of the listed nominees, all of whom have agreed to serve is elected. Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the proxyholders named in the enclosed proxy will vote for substitute nominees at their discretion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING SEVEN NOMINEES FOR DIRECTOR. Proxies solicited by the board of directors will be voted in favor of each nominee unless shareholders specify otherwise in their proxies. The following pages describe the nominees for director, including their principal occupations for the past five years, certain other directorships, age, and length of service as director of the Company. Membership on board committees, attendance at board and committee meetings, and ownership of stock in the Company are indicated in separate sections following the individual resumes of the nominees.

                                Nominees for Director

                                     First Became
                                     Director or
                                     Executive
Name                         Age     Officer         Positions Held
Harry E. Hosmer (1)          66      1987            Chairman of the Board.

Donald H. Hosmer             41      1987            President, Secretary
                                                     and Director. Chairman
                                                     of the Board and
                                                     President of affiliate
                                                     Royale Petroleum
                                                     Corporation ("RPC").

Stephen M. Hosmer            30      1991            Chief Financial Officer
                                                     and Director.
                                                     Secretary and Director
                                                     of RPC.

Oscar  Hildebrandt (2)       63      1995            Director.

Rodney Nahama                65      1994            Director.

Henry C. Thorne (1), (2)     67      1991            Director and Assistant
                                                     Secretary.

George M. Watters (1), (2)   78      1991            Director.

   (1)  Member of the audit committee of the board of directors.

   (2)  Member of the compensation committee of the board of directors.

The following summarizes the business experience of each director and executive officer for the past five years.

HARRY E. HOSMER is the Chairman of the Board of the Company. He has served as Chairman since the Company began operations in 1987, and from inception in 1987 until June 1995, he also served as President and Chief Executive Officer. In October 1985, Mr. Hosmer and three of his sons founded Royale Petroleum Corporation, an affiliate of the Company.

DONALD H. HOSMER is President, Chief Executive Officer, Secretary, and Director of the Company. He has served as an executive officer and Director of the Company since its inception in 1987, and in June 1995 he became President and Chief Executive Officer. Prior to becoming President, he was Executive Vice President, responsible for marketing working interests in oil and gas projects developed by the Company. He was also responsible for investor relations and communications. Donald H. Hosmer is the son of Harry E. Hosmer and brother of Stephen M. Hosmer.

STEPHEN M. HOSMER is Chief Financial Officer and Director of the Company. Mr. Hosmer joined the Company as the Management Information Systems Manager in May 1988, responsible for developing and maintaining the Company's computer software. Mr. Hosmer developed programs and software systems used by the Company. Mr. Hosmer graduated from Oral Roberts University in Tulsa, Oklahoma, in May 1988 with a Bachelor of Science in Business Administration. He is a member of the Natural Gas Producers Committee of the California Independent
Petroleum Association.   Stephen M. Hosmer is the son of Harry E. Hosmer and
brother of Donald H. Hosmer.

OSCAR HILDEBRANDT, D.V.M., is a Director and is Chairman of the Company's Compensation Committee. From 1994 to 1995 he served as an advisory member of the Company's Board of Directors. Dr. Hildebrandt practiced veterinary medicine as President of Medford Veterinary Clinic, Medford, Wisconsin, from 1960 to 1990. Since 1990, Dr. Hildebrandt has engaged independently in veterinary practice consulting services. He has served on the board of directors of Fidelity National Bank - Medford, Wisconsin, and its predecessor bank from 1965 to the present and is past chairman of the board of the Bank. From 1990 to the present he has acted as a financial advisor engaged in private business interests. Dr. Hildebrandt received a Bachelor of Science degree from the University of Wisconsin in 1954 and a Doctor of Veterinary Medicine degree from the University of Minnesota in 1958.

RODNEY NAHAMA, a Director of the Company, was employed as president and chief executive officer of Nahama & Weagant Energy Co. from 1971 until March 1994. Since March 1994, Mr. Nahama has pursued private business interests, including the provision of geologic consulting services to the Company. Mr. Nahama holds a B.A. degree in geology from the University of California, Los Angeles, and an M.A. degree in geology from the University of

                                       3
<PAGE 6>
Southern California. He was an independent exploration geologist from 1965 to 1971 and prior to that served as a geologist with Franco Western Oil Company from 1963 to 1965. Between 1957 and 1963, Mr. Nahama worked as an exploration geologist with Honolulu Oil Company, Getty Oil Company, and Sunray Oil Company. Mr. Nahama is a member of the American Association of Petroleum Geologists, the San Joaquin Geological Society, the California Independent Petroleum Association and the Independent Petroleum Association of America.

HENRY C. THORNE is a Director of the Company. Mr. Thorne is a former manager of Business and Regional Development for AMOCO Corporation. Mr. Thorne retired from AMOCO Corporation in December 1986, and in early 1987 he founded Petrochem International, a venture development company which assists clients in development of international export-import markets. Mr. Thorne has served as President of Petrochem International from its inception through the present.
Mr. Thorne received his Bachelor's Degree in chemical engineering with distinction from Cornell University and his Masters degree in Business Administration with distinction from Northwestern University. He is a member of the Commercial Development Association, the Licensing executives Society and the American Institute of Chemical Engineers.

GEORGE M. WATTERS has been retired from full time employment during the last five years. Mr. Watters retired from AMOCO Corporation in 1983 after serving for 24 years in senior management positions with AMOCO Corporation and its affiliates. From 1987 to the present Mr. Watters has managed his personal investments. Mr. Watters has also served from 1983 to the present as managing director of Kuo International Oil (UK) Ltd. responsible for acquiring crude oil in Europe, Africa and the Middle East, and has served as managing director of USA Petroleum International from 1987 to the present. Mr.
Watters received his Bachelor of Science degree from Massachusetts Institute of Technology in 1942.

INFORMATION REGARDING THE BOARD OF DIRECTORS

ATTENDANCE AT BOARD MEETINGS

Three meetings of the board of directors were held in 1996, and all of the directors attended all 1996 board meetings.

AUDIT COMMITTEE

The board of directors is responsible for the overall affairs of the Company. For 1996, the board also appointed an audit committee, consisting of directors Harry E. Hosmer, Henry C. Thorne and George M. Watters, to assist it in carrying out its responsibility as to the independence and competence of the Company's independent public accountants. The audit committee held one meeting in 1996, which was attended by Committee Members Thorne and Watters. Mr. Hosmer is Chairman of the Board of the Company and holds positions with other Company affiliates; the other two committee members are neither officers or employees of, or consultants to, the Company or any of its subsidiaries; nor officers or employees of any other corporation on whose board of directors any Company officer serves as a member.

COMPENSATION COMMITTEE

The compensation committee is made up of three members of the board of directors, Henry Thorne, George Watters, and Oscar Hildebrandt. None of the committee members are officers or employees of the Company, nor officers or employees of any other corporation on whose board of directors any Company officers serves as a member. The compensation committee reviews and makes recommendations to the board of directors on setting the salaries of the board's officers and the compensation to be paid to members of the board of directors who are not employees of the Company. The compensation committee held two meetings during 1996, and all members of the committee attended each meeting.

COMPENSATION OF DIRECTORS

The Company compensates non-employee directors for their service on the board
of directors.   No directors received any stock options or stock appreciation rights in 1996. The following table sets forth information regarding the cash compensation paid to directors, other than Named Officers, in 1996.

(a)                          (b)              (c)
                             Annual           Consulting
                             Retainer         Fees/
Name                         Fees             Other Fees (1)
Oscar Hildebrandt            $6,800           $9,225

Rodney Nahama                $6,800           $2,600

Henry C. Thorne              $7,300 (2)       $  850

George M. Watters            $7,300 (2)       $3,550

(1)  Consists of payments for directors fees due for services in prior years.

(2)  Includes $500 paid for service as a committee member in 1996.


                                EXECUTIVE COMPENSATION

The following table summarizes the compensation of the chairman of the board and the president of the Company and its subsidiaries, Harry E. Hosmer and Donald H. Hosmer (the "Named Officers"), for the fiscal years ended December 31, 1996, 1995, and 1994.

                                                                Long Term
                                                                Compensation
                                     Annual Compensation        Awards
                                     -----------------------    ----------
(a)                  (b)             (c)         (d)            (e)
                                                                Securities
                     Period                      Other          Underlying
Name                 Covered         Salary      Compensation   Options
--------------------------------------------------------------------------
Donald H. Hosmer,    FYE 12/31/96    $100,000     $  703             0
  CEO                FYE 12/31/95    $100,000     $  785        30,000
                     FYE 12/31/94    $89,583      $5,500             0

Harry E. Hosmer,     FYE 12/31/96    $122,444     $  882             0
  Chairman           FYE 12/31/95    $110,000     $1,295        30,000
                     FYE 12/31/94    $120,000     $1,190             0

* Prior to June 1995, the Company made interest free advances to Harry and Donald Hosmer in connection with their participation as investors in certain wells drilled by the Company. See, Certain Relationships and Related Transactions. To the extent that the advances amount to interest free loans, Harry and Donald Hosmer could be considered to have received additional compensation. The Other Compensation in the foregoing table consists of the amounts which the Company's management believes may be considered income to be imputed from such foregone interest. The imputed interest was estimated using approximate amounts due at the end of each period, as if that amount had been due for the entire period. The imputed interest rate used by the Company is currently 7.5% simple interest per annum. In June 1995, the Company ceased to advance funds to its officers and directors for their participation in new wells. The Current policy requires that all such purchases of interests in wells must be paid in cash prior to the drilling of the well.

    The costs incurred by Messrs. Hosmer for interests acquired in wells pursuant to this policy have in some (but not all) cases been less than would have been the cost of purchasing the equivalent percentage as working interests in theses wells which are sold to outside investors. The difference between their actual cost and the cost incurred by outside investors could be considered as additional compensation to them. However, the Company's Management does not believe that the amount of such difference is significant or should be considered compensation, given the risk of cost overruns undertaken by them. See, Certain Relationships and Related Transactions.

The Company does not maintain a retirement plan or "Section 401(k)" compensation plan on behalf of its employees.


STOCK OPTIONS GRANTED IN 1996

No stock options were granted to officers, directors, or employees during 1996.


AGGREGATED 1996 OPTION EXERCISES AND YEAR-END VALUES

Neither of the Named Officers exercised any stock options or stock appreciation rights in 1996, 1995, or 1994. The following table summarizes the number and value of all unexercised stock options held by the Named Officers at the end of 1996.

(a)                 (b)                            (c)
                    Number of Securities           Value of Unexercised
                    Underlying Unexercised         Money Options/SARS at FY-
                    Options/SARs at FY-End (#)     End ($)

Name                Exercisable/Unexercisable (2)  Exerciseable/Unexerciseable
--------------------------------------------------------------------
Harry E. Hosmer     15,000/30,000                  $15,000/$63,000
Donald H. Hosmer    15,000/30,000                  $15,000/$63,000

1 Based on a fair market value of $4.00 per share, which was the minimum bid price of the Company's Common Stock in the Nasdaq Small Cap Market on December 31, 1996.

2 All unexercisable options held by Named Officers on December 31, 1996, became exercisable on March 10, 1997.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the ownership of the Company's voting securities as of March 1, 1997, by: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of each class of equity securities, (ii) each director of the Company, and (iii) all directors and officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares.

COMMON STOCK

On March 1, 1997, 3,856,862 shares of the Company's Common Stock were outstanding.

                                           Shares Owned (1)
                                    ---------------------------------
Shareholder (2)                     Number                    Percent
Royale Petroleum Corporation        1,279,243 (3), (4)        31.30%

Donald H. Hosmer                    1,325,243 (3), (4)        32.10%

Harry E. Hosmer                        45,000 (4)              1.15%

Oscar A. Hildebrandt                   62,422 (5)              1.61%

Stephen M. Hosmer                   1,310,493 (3), (4)        32.10%

Owen LeTissier                        500,000 (6)             12.96%
    St. Peter Port
    Guernsey, Channel Islands

Henry C. Thorne                        33,472                  0.86%

George M. Watters                      67,500 (7)              1.74%

All directors and officers
    as a group (7 persons)          1,578,887 (3)             36.71%

(1) Includes shares which the listed shareholder has the right to acquire before May 30,1997, from options or warrants.

(2) Unless otherwise indicated, the mailing address of each listed shareholder is 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108.

(3) Because Messrs. Donald and Stephen Hosmer are directors of Royale Petroleum Corporation ("RPC") and have power to vote the shares of Common Stock owned by RPC, pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, each of them may be deemed to be the beneficial owner of all the Common Stock owned by RPC. Accordingly, the 1,279,243 shares of the Company owned by RPC are included in the number of shares held by both Donald and Stephen Hosmer and in the number of shares owned by all officers and directors as a group.

(4) Donald H. and Stephen M. Hosmer are sons of Harry E. Hosmer, Chairman of the Board.

(5) Includes shares held by a family partnership of which Dr. Hildebrandt is a 50% partner and shares held by a trust of which Dr. Hildebrandt is trustee.

(6) The Company's transfer records reflect that Owen LeTissier holds 400,000 shares (10.37% of the outstanding shares at March 1, 1997) as the Trustee of two foreign charitable trusts which were formed in 1994 by Harry E. Hosmer, the chairman of the board. Mr. LeTissier holds sole voting power over the shares, although Harry E. Hosmer acts as an adviser to the Trusts. The beneficiaries of the Trusts are certain charitable organizations, although the wife and certain sons of Harry E. Hosmer have the right to become beneficiaries of the Trusts after his death. Donald and Stephen Hosmer have indicated that, in the event they are named as beneficiaries, they have no intention to elect to become beneficiaries and will decline to exercise any rights under the trusts to vote or otherwise control the shares of the Company which the Trusts hold. Accordingly, the ownership interest of Donald and Stephen Hosmer do not reflect the shares owned by the Trusts. The Company's transfer records also indicate that 100,000 shares are held by Stratford Investments, Limited, which the Company believes to be an affiliate of Mr. LeTissier.

(7)  Includes Common Stock held by a trust of which Mr. Watters is the Trustee.


PREFERRED STOCK

Holders of each series of preferred shares have voting rights equal to the number of shares into which they are convertible. None of the Preferred shareholders have the right to vote as much as 5% of the shares entitled to vote when taking into account the total number of both Common and Preferred Shares. On March 1, 1997, there were 21,875 shares of Series A and 71,875 shares of Series AA Convertible Preferred Stock outstanding. The shares of each series of Convertible Preferred Stock is convertible into the Company's Common Stock at the option of the security holder, at the rate of two shares of Convertible Preferred Stock for each share of Common Stock.

                                       Series A           Series AA
                                    ----------------     ----------------
Shareholder (1)                     Number     %         Number     %
Richard G. and Margaret E. Algire    3,125     14.3%

Flora M. Bardet                                          12,500     17.4%

Larry Burns                                               6,250      8.7%

Marjorie Carson                      6,250      8.7%

Virginia L. Hoffman                 12,500      57.1%

Overland Bank                                             6,250      8.7%

                                       Series A           Series AA
                                    ----------------     ----------------
Shareholder (1)                     Number     %         Number     %
George Singleton                                          6,250      8.7%

Charles Swaner                                            6,250      8.7%

James S. Trowbridge                  6,250     28.6%

William W. Well                                           6,250      8.7%

Jerome Winston                                            6,250      8.7%

All officers and directors               0      0.0%          0      0.0%
  as a group (7 persons)


(1) The mailing address of each listed shareholder is 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INVESTMENTS IN COMPANY WELLS BY CERTAIN OFFICERS AND DIRECTORS. The Company's board of directors has adopted a policy that permits each director and officer to purchase from the Company, at its cost, up to one percent (1%) fractional interest in any well to be drilled by the Company. Officers and directors may elect to participate in wells at any time up until drilling of the prospect commences. They do not pay the set, turnkey price paid by outside investors
who purchase undivided working interests from the Company.   Instead, they
participate on terms much the same as would be afforded to other oil and gas industry participants or joint venturers. Participants are invoiced for their share of direct costs of drilling and completion as expenses are incurred by the Company, and thus they are liable for all direct costs and expenses through completion of a well, whether or not the well drilling and completion expenses exceed the Company's cost estimates.

Officer and director participants under this program do not pay some expenses paid by outside, retail investors in working interests, such as sales commission, if any, or marketing expenses. The outside, turnkey drilling agreement investors, on the other hand, are not obligated to pay additional costs if a drilling project experiences cost overruns or unanticipated expenses in the drilling and completion stage. Accordingly, the Company's Management believes that the terms on which officers and directors participate in wells under the Board of Directors' policy are the same as could be obtained by unaffiliated oil and gas industry participants in arms-length transactions, albeit those terms are different than the turnkey agreement under which outside investors purchase fractional undivided working interests from the Company.

Of the current officers and directors, Donald Hosmer, Stephen Hosmer, Harry E. Hosmer,

Henry Thorne, and Oscar Hildebrandt have at various times elected to purchase interests in certain wells drilled by the Company. Donald and Stephen Hosmer have each individually participated in 23 wells. Donald and Stephen Hosmer have also participated in 9 wells in the name of RPC, a corporation jointly owned by them, beginning in 1996. The Hosmer Trust, a trust for the benefit of family members of Harry E. Hosmer, has participated in 24 wells.

In 1995, the Hosmer Trust, Donald Hosmer, and Stephen Hosmer were each charged $1,522 for costs related to one well in which they had each agreed, in 1994, to acquire a 0.5% interest. Also in 1995, Donald and Stephen Hosmer were each charged a total of $2,113 for purchasing a 0.5% interest in one well and a 0.25% interest in a second well. In 1996, RPC paid additional costs relating to one of these wells, in the amount of $1,578. The cost of purchasing direct working interests of similar size in those two wells would have been $7,533.

During 1996, Donald and Stephen Hosmer invested in nine wells in the name of RPC. RPC was charged a total of $4,619 for a 0.25% interest in each of the nine wells drilled by the Company in 1996, with the exception of Bowerbank #4A and #4B, in which its interests were 0.0625% and 0.1875%, respectively. The amount charged was based on those costs actually billed through December 31, 1996. Certain of the wells in which RPC invested were not completed in 1996, and additional costs relating to those wells will be incurred and billed to RPC during 1997. The cost of purchasing a 0.25% direct working interest in the nine wells would have been $15,395.

During 1995, Oscar A. Hildebrandt invested $7,841 in working interests in three wells. The cost of purchasing the same percentage interest in direct working interests would have been $12,954. During 1996, Dr. Hildebrandt invested $ 12,954 in working interests in five wells. The cost of purchasing the same percentage interest in direct working interests would have been $24,588.

Prior to June 1995, the Company had advanced funds to the officer and director participants with which to purchase their interests. The advances were non-interest bearing and were to be repaid from future production from the working interests, with advances to be repaid from well production. Each month, participants are credited with well income and charged with well expenses from producing wells, at the same time as other investors including working interest purchasers. Each officer and director who participates in one or more wells with the Company has a single account to which all charges and income from all wells is credited. The Company advanced a total of $50,814 to the Hosmer Trust, of which $18,758 and $4,767 remained outstanding at December 31, 1995 and 1996, respectively. See, Executive Compensation. The Company advanced Donald and Stephen Hosmer each a total of $28,906, of which a total of $13,247 and $5,481 remained unpaid by each of them at December 31, 1995 and 1996, respectively. In June 1995, the Company ceased to advance funds for investments in new wells. Current policy requires that all such purchases of interests in wells must be paid in cash prior to the drilling of the well.

Assignment of Working Interest as Compensation for Services. During 1995, one independent director, Henry Thorne, was partially compensated for directors' fees and reimbursed for expenses incurred during 1993 and 1994 by receiving an assignment of a 0.5% interest in one well drilled by the Company. The value of the well interest he received was $1,826, calculated on approximately the same basis as that under which directors could have participated in the well under the investment policy described above. In 1996, Mr. Thorne received an assignment of a 0.5% interest in one well as further reimbursement for deferred 1993 and 1994 directors' fees and expenses. The value of the well interest that he received was $1,864, also calculated on approximately the same basis as that under which directors and officers could have participated in the wells.


2.  RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

With the approval of the members of the audit committee, the board of directors has selected Brown Armstrong Randall & Reyes as the independent public accountants to examine the financial statements of the Company and its subsidiaries for the year 1997. Brown Armstrong Randall & Reyes was engaged on May 12, 1994 and has examined the Company's financial statements for the years ended December 31, 1994, 1995, and 1996.

A representative of Brown Armstrong Randall & Reyes will be present at the annual meeting to respond to questions.

Although this appointment is not required to be submitted to a vote of the shareholders, the board of directors believes it is appropriate as a matter of policy to request that the shareholders ratify the appointment. If the shareholders should not ratify the appointment, the audit committee will investigate the reasons for shareholder rejection and the board will reconsider the appointment.

A majority of the votes cast is required to ratify the appointment of the independent public accountants.

The board of directors recommends a vote FOR the proposal to ratify the selection of Brown Armstrong Randall & Reyes. Proxies solicited by the board of directors will be so voted unless shareholders specify otherwise in their proxies.


3.  OTHER MATTERS

The proxy being solicited by the board of directors also provides authority for the proxy holders, Donald H. Hosmer and Stephen M. Hosmer, to use their discretion to vote on such other matters as may lawfully come before the meeting, including matters incidental to the conduct of the meeting, and any adjournment thereof.

                               OTHER INFORMATION

ANNUAL REPORT

The Company's annual report for 1996, including financial statements, is being mailed to shareholders prior to or simultaneously with this proxy statement.


METHOD AND COST OF SOLICITING PROXIES

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. the expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. Proxies may be solicited by officers, directors, and employees of the Company in person, or by mail, courier, telephone or facsimile. In addition, the Company has retained ADP Proxy Services to solicit proxies by mail, courier, telephone and facsimile and to request brokerage houses and other nominees to forward soliciting material to beneficial owners. For these services the Company will pay a fee of approximately $1,500 plus expenses.

SECTION 16(a) COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require that the Company's directors, certain officers, and greater than 10 percent shareholders are required to file reports of ownership and changes in ownership with the SEC and the NASD and to furnish the Company with copies of all such reports they file. The Company has never received a copy of any report pursuant to Section 16(a) of the Securities Exchange Act from Mr. Owen LeTissier, a resident of the British Channel Islands who is believed by the Company to hold more than 10 percent of its Common Stock. See, Security Ownership of Certain Beneficial Owners and Management - Common Stock. Except for possible reporting obligations, if any, by Mr. LeTissier, and based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no reports were required, the Company believes that no person failed to file required reports on a timely basis during or in respect of 1996.


ADDITIONAL INFORMATION

Shareholders may obtain, free of charge, a copy of the Form 10-KSB for the year ended December 31,1996 (including the financial statements and schedules thereto) filed with the Securities and Exchange Commission by writing to the Company's Secretary at 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108.

PROPOSALS BY SHAREHOLDERS - 1997

Any proposal by a shareholder to be submitted for inclusion in proxy soliciting material for the 1998 annual shareholders meeting must be received by the corporate secretary of the Company no later than December 31, 1997.


OTHER MATTERS

No proposals have been received from shareholders for inclusion in the proxy statement or action at the 1997 annual meeting. Management does not know of any matter to be acted upon at the meeting other than the matters above described. However, if any other matter should properly come before the meeting, the proxyholders named in the enclosed proxy will vote the shares for which they hold proxies in their discretion.

                                 By Order of the Board of Directors,

                                 /s/ DONALD H. HOSMER
                                 Donald H. Hosmer
                                 President and Secretary

Royale Energy Funds, Inc. Annual Meeting to be Held on 6/26/97
For holders as of 5/20/97
     8    1-0001
CUSIP     780746200

Directors                     Control No. __________
  Directors  recommend:  a  vote for election of the following       10100
  directors
   01 - Harry E. Hosmer, 02 - Donald H. Hosmer, 03 - Stephen M.
   Hosmer, 04 - Oscar A. Hildebrandt, 05 - Rodney Nahama, 06 - Henry C. Thorne, 07 - George H. Watters

                 Directors
       [mark "x" for only one box]

1 [ ] for all nominees

  [ ] withhold all nominees

  [ ] withhold authority to vote for
      any individual nominee.  write
      number(s) of nominee(s) below.

      use number only __________________________________


Proposal(s)

2 - Ratification of selection of accountants - to ratify and        Directors
    approve                                        ----- [arrow]    Recommend
    the selection of Brown Armstrong Randall & Reves as the            for
    Company's independent public accountants.                        0010200

    For     Against     Abstain      Please indicate your proposal
  2 [ ]       [ ]         [ ]        selection by firmly placing an
                                     "X" in the appropriate [X]
                                     numbered box with blue or black
                                     ink only.

                                     See Voting instruction 1 on reverse.

3 -  Other Matters - In their discretion, to vote on such
     other                                         ----- [Arrow]       for
     matters as may properly come before the meeting, but which      039982
     are not now anticipated, to serve or for good cause cannot serve, and to vote upon matters incident to the conduct of the meeting.

    For     Against     Abstain
  3 [ ]       [ ]         [ ]

Royale Energy Funds, Inc.
      06/26/97

Cusip: 780746200

Control no.: __________

Client No.:  ___________

Please mark if you plan to attend
and vote your shares at the meeting.  [ ]

          51 Mercedes Way
          Edgewood, NV 11717


          Royale Energy Funds, Inc.
          ATTN:  Stephen Hosmer
          7676 Hazard Center Dr., Suite 1500
          San Diego, California 92108


_____________________________________________     ______________
Signature(s)                                      Date